Filed Pursuant to Rule 424(b)(5)
Registration No. 333-276935
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 7, 2024)

$500,000,000

Loews Corporation

4.940% Senior Notes due 2036
The notes will bear interest at the rate of 4.940% per year. Interest on the notes is payable on April 1 and October 1 of each year, beginning on October 1, 2026. The notes will mature on April 1, 2036. Interest on the notes will accrue from February 18, 2026. The notes will be our unsecured, unsubordinated obligations and will rank equally in right of payment with all of our other unsubordinated indebtedness.
We may redeem some or all of the notes at any time prior to January 1, 2036 (three months prior to the scheduled maturity date) at the “make-whole” redemption price described under “Description of Notes-Optional Redemption” plus accrued interest to the date of redemption. We may redeem some or all of the notes at any time on or after January 1, 2036 at a price equal to 100% of the principal amount of the notes redeemed plus accrued interest to the date of redemption.
Investing in the notes involves risks. See “Risk Factors” on page S-6 of this prospectus supplement and “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price(1)	99.920%	$499,600,000
Underwriting discount	0.650%	$3,250,000
Proceeds to Loews Corporation, before expenses	99.270%	$496,350,000

(1)	Plus interest, if any, from February 18, 2026 if settlement occurs after that date.
The notes will not be listed on any securities exchange. Currently there is no public market for the notes.
The notes will be ready for delivery in book-entry form only through The Depository Trust Company, Clearstream Banking, société anonyme, and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about February 18, 2026.
Joint Lead Book-Running Managers

J.P. Morgan	Barclays	MUFG	Wells Fargo Securities
BofA Securities	Citigroup	Truist Securities	US Bancorp

Co-Managers

Regions Securities LLC	SMBC Nikko	Comerica Securities

February 10, 2026

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering and certain other matters relating to us and our financial condition. The second part, the prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are currently offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. The information in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus.
We and the underwriters have not authorized anyone to provide you with information that is different than the information contained or incorporated by reference in this prospectus. We are not making an offer of these securities in any state where the offer is not permitted. The information which appears in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference may only be accurate as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. Our SEC filings are available to the public from commercial document retrieval services, at our website (www.loews.com) and at the SEC’s website (www.sec.gov). Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.
The SEC allows us to “incorporate by reference” the information that we file with them into this prospectus supplement. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus supplement, except for any information that is modified or superseded by information contained in this prospectus supplement or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. All documents filed (but not those that are furnished) by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering will be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement, the accompanying prospectus and any previously filed document.
The following documents have been filed by us with the SEC (File No. 001-06541) and are incorporated by reference into this prospectus supplement:
1.	Annual Report on Form 10-K for the year ended December 31, 2025; and
2.	Those portions of our definitive proxy statement filed on April 2, 2025 incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such document). Requests for such documents should be directed to Loews Corporation, 9 West 57th Street, New York, New York 10019-2714, Attention: Corporate Secretary (telephone: (212) 521-2000).

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about our company and this offering and may not contain all of the information that is important to you. You should read this entire document carefully, as well as those additional documents to which we refer you. See “Where You Can Find More Information.”
Loews Corporation
We are a holding company. Our subsidiaries are engaged in the following lines of business:
•	commercial property and casualty insurance (CNA Financial Corporation, an approximately 92% owned subsidiary);
•	transportation and storage of natural gas and natural gas liquids, olefins and other hydrocarbons (Boardwalk Pipeline Partners, LP, a wholly owned subsidiary); and
•	operation of a chain of hotels (Loews Hotels Holding Corporation, a wholly owned subsidiary).
We also own approximately 53% of Altium Packaging LLC (“Altium Packaging”), an unconsolidated subsidiary, which is engaged in the manufacture of rigid plastic packaging solutions.
CNA Financial Corporation
CNA Financial Corporation (together with its subsidiaries, “CNA”) is an insurance holding company. CNA’s property and casualty and remaining life and group insurance operations are primarily conducted by Continental Casualty Company, The Continental Insurance Company, Western Surety Company, CNA Insurance Company Limited, Hardy Underwriting Bermuda Limited and its subsidiaries and CNA Insurance Company (Europe) S.A. CNA accounted for 81.2%, 81.5% and 83.6% of our consolidated total revenue for the years ended December 31, 2025, 2024 and 2023.
CNA’s insurance products primarily include commercial property and casualty coverages, including surety. CNA’s services include warranty, risk management, information services and claims administration. CNA’s products and services are primarily marketed through independent agents, brokers and managing general underwriters to a wide variety of customers, including small, medium and large businesses, insurance companies, associations, professionals and other groups.
Boardwalk Pipeline Partners, LP
Boardwalk Pipeline Partners, LP (together with its subsidiaries, “Boardwalk Pipelines”) is engaged in the business of transportation and storage of natural gas and natural gas liquids, olefins and other hydrocarbons. Boardwalk Pipelines also provides ethane supply and transportation services for petrochemical customers in Louisiana and Texas. Boardwalk Pipelines accounted for 12.6%, 11.8% and 10.3% of our consolidated total revenue for the years ended December 31, 2025, 2024 and 2023.
Loews Hotels Holding Corporation
Loews Hotels Holding Corporation (together with its subsidiaries, “Loews Hotels & Co”) operates a chain of 27 hotels. Eleven of these hotels are owned by Loews Hotels & Co, fifteen are owned by joint ventures in which Loews Hotels & Co has noncontrolling equity interests and one is managed for an unaffiliated owner. Loews Hotels & Co’s earnings are derived from the operation of its owned hotels, its share of earnings in joint venture hotels and hotel management fees earned from both joint venture and managed hotels. Loews Hotels & Co accounted for 5.1%, 5.3% and 5.4% of our consolidated total revenue for the years ended December 31, 2025, 2024 and 2023.
Altium Packaging LLC
Altium Packaging is a packaging solutions provider and manufacturer in North America. The business specializes in customized mid- and short-run packaging solutions, serving a diverse customer base in the pharmaceutical, dairy, household chemicals, food/nutraceuticals, industrial/specialty chemicals, water and beverage/juice industries. Altium Packaging develops, manufactures and markets a wide range of extrusion blow-molded and injection molded plastic containers. In addition, Altium Packaging manufactures commodity and differentiated plastic resins from recycled plastic materials. Altium Packaging sells its products throughout North America and its customers include a diverse customer base of many nationally recognized branded food, beverage, consumer products and pharmaceutical companies.
We derive substantially all of our cash flow from our subsidiaries. We rely upon our invested cash balances and distributions from our subsidiaries to generate the funds necessary to meet our obligations (including our debt obligations), to repurchase shares of our common stock and to declare and pay any dividends to our stockholders. The ability of our subsidiaries to make such payments is subject to, among other things, the availability of sufficient funds in such subsidiaries, applicable state laws (including, in the case of the insurance subsidiaries of CNA, laws and rules governing the payment of dividends by regulated insurance companies), and their compliance with covenants in their respective debt agreements. Claims of creditors of our subsidiaries will generally have priority as to the assets of such subsidiaries over our claims and those of our creditors and stockholders.
We are not responsible for the liabilities and obligations of our subsidiaries and there are no Parent Company guarantees.
We were incorporated in the State of Delaware in 1969. Our principal executive offices are located at 9 West 57th Street, New York, New York 10019-2714. Our telephone number is (212) 521-2000.

The Offering
Issuer
Loews Corporation
Notes Offered
$500,000,000 aggregate principal amount of 4.940% Senior Notes due April 1, 2036. The notes will constitute a new series of securities.
Maturity Date
April 1, 2036.
Interest Rate
4.940% per year.
Interest Payment Dates
April 1 and October 1 of each year, beginning on October 1, 2026. Interest on the notes will accrue from February 18, 2026.
Ranking
The notes will be our unsecured, unsubordinated obligations and will rank equally in right of payment with all our other unsubordinated debt. The notes will be effectively junior to the debt and other liabilities of our subsidiaries. See “Description of Notes.”
Optional Redemption
We may redeem some or all of the notes at any time prior to January 1, 2036 (three months prior to the scheduled maturity date of the notes; the “par call date”) at the “make-whole” redemption price described under “Description of Notes-Optional Redemption” plus accrued interest to the date of redemption. We may redeem some or all of the notes at any time on or after the par call date at a price equal to 100% of the principal amount of the notes redeemed plus accrued interest to the date of redemption.
Form and Denomination
The notes will be issued in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Further Issues
We may from time to time, without the consent of the holders of the notes, issue additional senior debt securities having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby except for the public offering price and issue date and, in some cases, the first interest payment date, provided that if such additional senior debt securities are not fungible with the previously issued notes for U.S. federal income tax or other purposes, such additional senior debt securities will have a separate CUSIP, ISIN or Common Code (as applicable) so that they are distinguishable from the previously issued notes. See “Description of Notes-Further Issues.”
Use of Proceeds
We estimate that the net proceeds, after deducting the underwriters’ discount and before deducting other estimated offering expenses payable by us, from this offering will be approximately $496.4 million. We intend to use the net proceeds from this offering for general corporate purposes, including to redeem or repay the $500 million aggregate principal amount of our 3.75% Senior Notes due 2026 (the “2026 Notes”).

RISK FACTORS
Our business and the businesses of our subsidiaries face many risks and uncertainties. We have described the material risks which we and our subsidiaries face under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. There also may be additional risks that we do not yet know of or that we do not currently perceive to be material that may also materially impact our business or the business of one or more of our subsidiaries.
Each of the risks and uncertainties described in our SEC filings could lead to events or circumstances that have a material adverse effect on our business, results of operations, cash flows, financial condition or equity and/or the business, results of operations, financial condition or equity of one or more of our subsidiaries.
You should carefully consider and evaluate all of the information included in our Annual Report on Form 10-K for the year ended December 31, 2025, the other SEC filings incorporated by reference in this prospectus supplement and any subsequent reports that we may file with the SEC or make available to the public, as well as the risk factors described below, before investing in the notes.
Risks Related to the Notes
The notes are structurally subordinated to the liabilities of our subsidiaries, which may reduce our ability to use the assets of our subsidiaries to make payments on the notes.
The notes are not guaranteed by our subsidiaries and therefore the notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries. In the event of a bankruptcy, liquidation or similar proceeding of a subsidiary, following payment by the subsidiary of its liabilities, the subsidiary may not have sufficient assets to make payments to us. As of December 31, 2025, our subsidiaries had approximately $64.7 billion of existing liabilities, including approximately $7.2 billion aggregate principal amount of long-term debt outstanding.
Our ability to service debt, including the notes, is in large part dependent upon the results of operations of our subsidiaries.
Loews Corporation is a holding company. Our subsidiaries conduct a significant percentage of our consolidated operations and own a significant percentage of our consolidated assets. In addition, our subsidiaries account for substantially all of our revenues and net income. Accordingly, our cash flow and our ability to service debt, including the notes, is in large part dependent upon the results of operations of our subsidiaries and upon the ability of our subsidiaries to provide us cash (whether in the form of dividends, loans or otherwise) to pay amounts due in respect of our obligations, to pay any amounts due on the notes or to make any funds available to pay such amounts. Our subsidiaries are not obligated to make funds available to us for payment of the notes or otherwise. In addition, their ability to make any payments will depend on their earnings, the terms of their indebtedness, business and tax considerations and legal restrictions. Further, dividends, loans and other distributions from certain of our subsidiaries to us are: (i) subject to regulatory restrictions, including minimum net capital requirements, (ii) contingent upon the results of operations of such subsidiaries and (iii) subject to various business considerations. Because we depend on the cash flow of our subsidiaries to meet our obligations, these types of restrictions may impair our ability to make scheduled interest and principal payments on the notes.

USE OF PROCEEDS
We estimate that the net proceeds, after deducting the underwriters’ discount and before deducting other estimated offering expenses payable by us, from this offering will be approximately $496.4 million. We intend to use the net proceeds from this offering for general corporate purposes, including to redeem or repay the 2026 Notes.
The 2026 Notes bear interest at a rate of 3.75% per annum and have a maturity date of April 1, 2026.
The prospectus supplement is not a notice of redemption with respect to the 2026 Notes.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of December 31, 2025 on an actual basis and as adjusted to give effect to the offering of notes and use of proceeds thereof as described under “Use of Proceeds.” The information presented below should be read in conjunction with the financial statements and related notes thereto included in our reports filed with the SEC that are incorporated by reference into this prospectus supplement.

	As of December 31, 2025
	Actual	As Adjusted
	(in millions)
Long-term debt, Parent Company and subsidiaries

Parent Company(1)
3.75% senior notes due 2026	$500	$—
3.2% notes due 2030	500	500
6.0% notes due 2035	300	300
4.1% notes due 2043	500	500
4.940% notes due 2036 offered hereby	—	500
Parent Company subtotal	$1,800	$1,800

CNA
3.5% notes due 2027	$500	$500
3.9% notes due 2029	500	500
2.1% notes due 2030	500	500
5.5% notes due 2033	500	500
5.1% notes due 2034	500	500
5.2% notes due 2035	500	500
CNA subtotal	$3,000	$3,000

Boardwalk Pipelines
6.0% notes due 2026	$550	$550
4.5% notes due 2027	500	500
7.3% debentures due 2027	100	100
4.8% notes due 2029	500	500
3.4% notes due 2031	500	500
3.6% notes due 2032	500	500
5.6% notes due 2034	600	600
5.4% notes due 2036	550	550
Finance lease obligation	3	3
Boardwalk Pipelines subtotal	$3,803	$3,803

Loews Hotels & Co
Mortgages and other senior debt	$1,009	$1,009
Loews Hotels & Co subtotal	$1,009	$1,009
Less unamortized discount and issuance costs, Parent Company and subsidiary long-term debt	$72	$77
Less current portion, Parent Company and subsidiary long-term debt	1,052	1,052
Less intercompany eliminations	51	51
Total long-term debt, Parent Company and subsidiaries	$8,437	$8,432
Total shareholders’ equity	$18,686	$18,686
Total capitalization	$27,123	$27,118

(1)	Unconsolidated.

DESCRIPTION OF NOTES
The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under “Description of Debt Securities” in the accompanying prospectus. If the descriptions are inconsistent, the information in this prospectus supplement replaces the information in the accompanying prospectus. Capitalized terms used in this prospectus supplement that are not otherwise defined have the meanings given to them in the accompanying prospectus. The following statements with respect to the notes are summaries of the provisions of the notes and the indenture. We urge you to read the documents in their entirety because they, and not this description, will define your rights as holders of the notes.
The notes will be issued under our senior indenture, dated as of March 1, 1986, between Loews Corporation and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank (National Association)) as trustee, as supplemented by a first supplemental indenture, dated as of March 30, 1993, and a second supplemental indenture, dated as of February 18, 1997. References to the senior indenture in this section will mean the senior indenture as so supplemented. The notes will constitute a separate series under the senior indenture. You can obtain copies of the senior indenture and the supplements thereto by following the directions described under “Where You Can Find More Information.”
General
The notes offered by this prospectus supplement are a series of U.S. dollar-denominated senior debt securities as described in the accompanying prospectus. There is no limit on the aggregate principal amount of senior debt securities that we may issue under the senior indenture.
The trustee, through its corporate trust office in the Borough of Manhattan, City of New York (in such capacity, the “paying agent”) will act as our paying agent and Security Registrar with respect to the notes. So long as the notes are issued in the form of a Global Security, payments of principal, interest and premium, if any, will be made by us through the paying agent to The Depository Trust Company.
The notes will not be entitled to any sinking fund payments.
Notes
The notes offered hereby will be issued in an aggregate principal amount of $500,000,000. The notes will bear interest at 4.940% per annum and will mature on April 1, 2036. Interest on the notes will accrue from February 18, 2026. Interest on the notes will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2026, to the persons in whose names the notes are registered at the close of business on the preceding March 15 or September 15, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The notes will constitute a new series of securities under the senior indenture.
Further Issues
We may from time to time, without the consent of the holders of the notes, issue additional senior debt securities having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby except for the public offering price and issue date and, in some cases, the first interest payment date, provided that if such additional senior debt securities are not fungible with the previously issued notes for U.S. federal income tax or other purposes, such additional senior debt securities will have a separate CUSIP, ISIN or Common Code (as applicable) so that they are distinguishable from the previously issued notes. Any such additional senior debt securities will, together with the then outstanding notes, constitute a single class of notes under the senior indenture, and as such will vote together on matters under the senior indenture. No additional notes may be issued if an Event of Default has occurred and is continuing with respect to the notes.

Ranking of Notes; Holding Company Structure
The notes will be unsecured and will rank pari passu in right of payment with all other unsubordinated indebtedness of Loews Corporation (“Loews”) from time to time outstanding. As of December 31, 2025:
•	none of our indebtedness was secured;
•	approximately $1.8 billion aggregate principal amount of our indebtedness would have ranked equally with the notes; and
•	none of our indebtedness would have been subordinated to the notes.
Loews is a holding company. We derive substantially all of our cash flow from our subsidiaries. We rely upon our invested cash balances and distributions from our subsidiaries to generate the funds necessary to meet our obligations, including our obligations under the notes, to repurchase shares of our common stock, and to declare and pay any dividends to our stockholders. The ability of our subsidiaries to make such payments is subject to, among other things, the availability of sufficient funds in such subsidiaries and applicable state laws (including, in the case of the insurance subsidiaries of CNA, laws and rules governing the payment of dividends by regulated insurance companies), and compliance with covenants in their respective debt agreements. Claims of creditors of our subsidiaries will generally have priority as to the assets of such subsidiaries over our claims and those of our creditors and stockholders. The senior indenture does not limit the ability of our subsidiaries to incur limitations on their ability to pay dividends or make other distributions to us.
Because Loews is a holding company, the right of Loews, and hence the rights of creditors and stockholders of Loews, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is subject to prior claims of creditors of the subsidiary, except to the extent that claims of Loews itself as a creditor of the subsidiary may be recognized. As of December 31, 2025, Loews’s subsidiaries had approximately $64.7 billion of existing liabilities, including approximately $7.2 billion aggregate principal amount of long-term debt outstanding. The senior indenture does not limit our ability or the ability of our subsidiaries to incur additional indebtedness.
Optional Redemption
We may redeem the notes prior to January 1, 2036 (three months prior to the scheduled maturity date of the notes; the “par call date”), in whole or in part, at a “make-whole” redemption price, calculated by us, equal to the greater of:
(1)	100% of the principal amount of the notes to be redeemed; and
(2)
the sum of the present values of the remaining scheduled payments of principal and interest (other than interest accruing to the date of redemption) on the notes being redeemed, assuming such notes matured on the par call date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 12.5 basis points.

At any time on or after the par call date, we may, in whole or in part, redeem the notes (including any additional notes) at our option at a redemption price equal to 100% of the principal amount thereof.
In the case of any redemption, we will pay accrued interest on the principal amount of the notes being redeemed to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities —Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date, of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date, as applicable. If there is no United States Treasury security maturing on the par call date but there are two or more United States Treasury securities with a maturity date equally distant from the par call date, one with a maturity date preceding the par call date and one with a maturity date following the par call date, we shall select the United States Treasury security with a maturity date preceding the par call date. If there are two or more United States Treasury securities maturing on the par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
If we elect to redeem less than all of the notes, then the particular notes to be redeemed will be selected, in the case of global notes, in accordance with the procedures of DTC, and in the case of physical notes, by lot or otherwise as directed by us.
Notice of any redemption will be mailed at least 15 days but not more than 60 days before the date of redemption to each holder of the notes to be redeemed. The notice of redemption will state, among other things, the amount of notes to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of notes to be redeemed.
Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or the portions called for redemption.
Covenants
We may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless:
•
either we shall be the continuing corporation or the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the notes and the performance of every covenant of the senior indenture to be performed by us; and

•	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has happened and is continuing.
Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which we are merged or to which such sale is made, will succeed to, and be substituted for, us under the senior indenture (Sections 801, 802).

Other than the covenant described above, the senior indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.
The senior indenture does not contain any covenants or provisions that will restrict us or our subsidiaries from incurring, assuming or becoming liable with respect to any indebtedness or other obligations, or from paying dividends or making other distributions on Loews’ capital stock or purchasing or redeeming Loews’ capital stock. The senior indenture does not contain any financial ratios or specified levels of net worth or liquidity to which we must adhere. In addition, the senior indenture does not contain any provision which would require us to offer to repurchase or redeem or otherwise modify the terms of the notes upon a change in control or other events involving our company that may adversely affect our creditworthiness or the value of the notes.
Events of Default
The following will be “Events of Default” with respect to the notes:
•	default in any payment of interest on the notes when due, continued for 30 days;
•	default in any payment of principal and premium, if any, of the notes when due;
•
default in the performance, or breach, of any covenant or warranty of ours applicable to the notes continued for 60 days after written notice to us by the trustee or the holders of at least 25% in principal amount of such notes;

•
default resulting in the acceleration of any indebtedness of ours for money borrowed in excess of $100,000,000 under the terms of the instrument under which such indebtedness is or may be outstanding, if such acceleration is not rescinded or annulled within 10 days after notice to us by the trustee or the holders of at least 25% in principal amount of the notes; and

•	certain events of bankruptcy, insolvency or reorganization (Section 501).
No Event of Default with respect to a particular series of notes necessarily constitutes an Event of Default with respect to any other series of notes issued under the senior indenture (Section 501).
The trustee will, within 90 days after the occurrence of any default with respect to the notes, give to the holders thereof notice of such default known to the trustee, unless such default has been cured or waived (the term default for this purpose means any event which is, or after notice or lapse of time, or both, would become, an Event of Default); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of the notes, the trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the notes (Section 602).
We will be required to furnish to the trustee each year a statement as to the fulfillment by us of our obligations under the senior indenture (Section 1004).
The holders of a majority in principal amount of the outstanding notes may waive certain defaults with respect to the notes and may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any rule of law or with the senior indenture (Sections 512, 513). The trustee has the right to decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would be unjustly prejudicial to the holders of the notes not joining in any such direction or would involve the trustee in personal liability. The senior indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required to exercise any of its rights and powers under such indenture with the degree of care and skill such as a prudent person would exercise in the conduct of his own affairs (Section 601). Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the direction of any of the holders of notes unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the trustee in complying with such direction (Section 603).
If an Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the notes may declare the notes due and payable (Section 502).

The senior indenture provides that no holder of the notes may institute any action against us under the senior indenture (except actions for payment of overdue principal or interest or premium, if any) unless the holders of at least 25% in principal amount of the notes have requested the trustee to institute such action and have offered the trustee reasonable indemnity, and the trustee has not instituted such action within 60 days of such request (Section 507).
Defeasance
The discharge, defeasance and covenant defeasance provisions of the senior indenture described under “Description of Debt Securities-Defeasance” in the accompanying prospectus will apply to the notes.
Modification of Indenture
The modification and amendment provisions of the senior indenture described under “Description of Debt Securities-Modification of the Indentures” will apply to the notes.
Governing Law
The senior indenture and the notes are governed by and construed in accordance with the laws of the State of New York.
Book-Entry System
The Depository Trust Company (or “DTC”), New York, New York, will act as securities depositary for the notes. The notes will be issued as fully registered Global Securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.
Beneficial interests in the notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Investors may elect to hold interests in the notes through DTC if they are participants in the DTC system, or indirectly through organizations which are participants in the DTC system.
DTC has informed us that DTC is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.
DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the NYSE MKT LLC, and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.
Purchases of notes under the DTC system must be made by or through Direct Participants, which receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (a “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmations from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes except in the event that use of the book-entry system for the notes is discontinued. As a result, the ability of a person having a beneficial interest in the notes to pledge such interest to persons or entities that do not participate in the DTC system, or to otherwise take actions with respect to such interest, may be affected by the lack of a physical certificate evidencing such interest. In addition, the laws of some states require that certain persons take physical delivery in definitive form of securities that they own and that security interests in negotiable instruments can only be perfected by delivery of certificates representing the instruments. Consequently, the ability to transfer notes evidenced by the global notes will be limited to such extent.
To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and another communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Payments of principal, interest and premium, if any, on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility and disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings on the settlement date against payment in same-day funds within DTC effected in U.S. dollars.
Secondary market sales of book-entry interests in the notes between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled using the procedures applicable to United States corporate debt obligations in DTC’s Settlement System.
If DTC is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual notes in exchange for the Global Security representing such notes. In addition, we may, at any time and in our sole discretion, determine not to have the notes represented by one or more Global Securities and, in such event, will issue individual notes in exchange for the Global Security or Securities representing the notes. Individual notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of Debt Securities-Global Securities” in the accompanying prospectus.

We will not have any responsibility or obligation to participants in the DTC system or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the notes, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the beneficial owners of the notes.
The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee nor the underwriters, dealers or agents are responsible for the accuracy or completeness of this information.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
General
The following discussion is a summary of United States federal income tax consequences generally applicable to the ownership and the sale or other disposition of the notes by a Non-U.S. Holder (as defined below) who acquires notes at their original issuance at the price indicated on the cover of this prospectus supplement. This summary is based upon United States federal income tax law as of the date hereof, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., certain former citizens and former long-term residents of the United States and “controlled foreign corporations”), banks and other financial institutions, persons that will hold the notes as a part of a broader transaction, or partnerships (as described below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any tax considerations arising under the United States federal estate and gift tax laws, any alternative minimum tax, any non-U.S., state or local tax considerations or the application of Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to conforming the timing of income accruals to financial statements. This summary is written for investors that will hold the notes offered hereby as “capital assets” under the Code.
Prospective purchasers of the notes are encouraged to consult their own tax advisors concerning the United States federal income, estate and gift tax consequences to them of acquiring, owning and disposing of notes, as well as the application of any state, local and non-U.S. income and other tax laws.
For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of a note that is not, for United States federal income tax purposes: (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for United States federal income tax purposes, created in or organized under the law of the United States or any state or political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States federal income tax purposes regardless of its source. If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of the notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of the notes that is a partnership and partners in such a partnership are urged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes.
Non-U.S. Holders
The following discussion of the United States federal income and withholding tax consequences of the ownership and disposition of notes by a Non-U.S. Holder assumes that the Non-U.S. Holder is not engaged in a United States trade or business. For a discussion of certain United States federal income tax considerations for Non-U.S. Holders that are engaged in a United States trade or business, please see the discussion set forth below under “-Income Effectively Connected with a United States Trade or Business.”
Interest. Subject to the discussions below concerning backup withholding and FATCA, all payments of interest under the notes to a Non-U.S. Holder will be exempt from United States federal income and withholding tax, provided that the Non-U.S. Holder: (i) does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership and (iii) certifies, under penalties of perjury, on Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or appropriate substitute form) that it is not a United States person and provides its name, address and certain other required information or certain other certification requirements are satisfied.
If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% United States federal withholding tax, unless the Non-U.S. Holder provides a properly executed: (i) IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.

Sale, Exchange, Retirement or Other Disposition of the Notes. Subject to the discussions below concerning backup withholding and FATCA, except with respect to accrued but unpaid interest, which will be treated as described above under “-Interest,” a Non-U.S. Holder will generally not be subject to United States federal income or withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other taxable disposition of a note, unless in the case of gain (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States and, if an income tax treaty applies (and the Non-U.S. Holder complies with applicable certification and other requirements to claim treaty benefits), is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States or (ii) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.
Income Effectively Connected with a United States Trade or Business. If a Non-U.S. Holder is engaged in a trade or business in the United States, and if interest on the notes, or gain realized on the sale, exchange, retirement or other taxable disposition of the notes, is effectively connected with the conduct of that trade or business, the Non-U.S. Holder will generally be subject to regular United States federal income tax on income or gain in the same manner as if the Non-U.S. Holder were a United States person, unless the Non-U.S. Holder is eligible for treaty benefits. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and its country of residence, any “effectively connected” income or gain will generally be subject to United States federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. Payments that are effectively connected with a United States trade or business (and, if an income tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to the 30% United States federal withholding tax, provided that the Non-U.S. Holder claims exemption from withholding. To claim exemption from withholding, the Non-U.S. Holder must certify its qualification, generally by providing a properly executed IRS Form W-8ECI. In addition, if the Non-U.S. Holder is a non-U.S. corporation, it may also be subject to a United States branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Information Reporting and Backup Withholding
In general, if you are a Non-U.S. Holder, the applicable withholding agent will be required to report payments of interest on your notes on IRS Form 1042-S. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. In addition, a Non-U.S. Holder may be required to comply with certain certification procedures to establish that it is not a United States person in order to avoid additional information reporting and backup withholding with respect to our payment of principal and interest on, or the proceeds of the sale or other disposition of, a note. These requirements are generally satisfied by providing a properly executed appropriate IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) described above. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (commonly referred to as “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on interest payable on notes held by or through certain financial institutions (including investment funds), unless the institution enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to certain interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Similarly, interest payable on notes held by an investor that is a non-financial non-U.S. entity that does not qualify for an exemption generally will be subject to withholding at a rate of 30% unless the entity either (i) certifies that it does not have any “substantial United States owners” or (ii) provides certain information regarding its “substantial United States owners,” which will in turn be provided to the United States Department of the Treasury. While existing Treasury regulations would also require withholding on payments of gross proceeds of the sale or other disposition of the notes, the U.S. Treasury

Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the notes.

UNDERWRITING
J.P. Morgan Securities, Barclays Capital Inc., MUFG Securities Americas Inc. and Wells Fargo Securities, LLC are acting as representatives to each of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter below has, severally and not jointly, agreed to purchase, and we have agreed to sell to that underwriter the respective principal amounts of notes set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Notes
J.P. Morgan Securities LLC	$70,000,000
Barclays Capital Inc.	60,000,000
MUFG Securities Americas Inc.	60,000,000
Wells Fargo Securities, LLC	60,000,000
BofA Securities, Inc.	45,000,000
Citigroup Global Markets Inc.	45,000,000
Truist Securities, Inc.	45,000,000
U.S. Bancorp Investments, Inc.	45,000,000
Regions Securities LLC	25,000,000
SMBC Nikko Securities Americas, Inc.	25,000,000
Comerica Securities, Inc.	20,000,000
Total	$500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the notes if they purchase any of the notes.
The underwriters propose to offer the notes directly to the public at the applicable public offering prices set forth on the cover page of this prospectus and may offer the notes to dealers at the applicable public offering price less a concession not to exceed 0.400% of the principal amount of the notes. The underwriters may allow, and dealers may reallow a concession, not to exceed 0.250% of the principal amount of the notes on sales to other dealers.
In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
Any of these activities may have the effect of preventing or slowing a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We estimate that our total expenses of this offering will be $1.4 million, excluding the underwriters’ discount.
The underwriters and their affiliates have performed investment and commercial banking and advisory services for us and our subsidiaries from time to time for which they have received customary fees and expenses. The underwriters and/or their affiliates may, from time to time, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of their business.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours and our subsidiaries.

If any of the underwriters or their affiliates has a lending relationship with us or our subsidiaries, certain of those underwriters or their affiliates routinely hedge and certain of those underwriters or their affiliates may hedge their credit exposure to us or our subsidiaries consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our or our subsidiaries’ securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
European Economic Area
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision:
(a)	the expression “retail investor” means a person who is one (or more) of the following:
i.	retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or
ii.
a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”); and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the United Kingdom. For the purposes of this provision:
(a)	the expression “retail investor” means a person who is neither:
i.
a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); nor

ii.	a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (“POATRs”); and
(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (as amended, the “U.K. PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the U.K. PRIIPs Regulation.
This prospectus supplement is only for distribution to and directed at: (i) in the United Kingdom, persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the United Kingdom; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “Relevant Persons”). Any investment or investment activity to which this prospectus supplement relates is available only to and will be engaged in only with Relevant Persons, and any person who is not a Relevant Person should not rely on it.
Switzerland
This prospectus supplement and the accompanying prospectus do not constitute an offer to the public or a solicitation to purchase or invest in any notes. No notes have been offered or will be offered to the public in Switzerland, except that offers of notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)	to any person which is a professional client as defined under the FinSA;
(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of the underwriters for any such offer; or
(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of notes shall require Loews or any bank to publish a prospectus pursuant to Article 35 FinSA.
The notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
If applicable, pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance

(Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. This document does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The notes may not be offered for sale, nor may application for the sale or purchase or any notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus supplement nor any other offering material or advertisement relating to the notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e)	such action does not require any document to be lodged with ASIC or the ASX.
Dubai International Financial Centre (“DIFC”)
This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (DFSA) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Italy
The offering of the notes has not been registered pursuant to Italian securities legislation. Any offer, sale or delivery of the notes in the Republic of Italy or distribution of copies of this prospectus or any other document relating to the notes in the Republic of Italy must be:
(a)
made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018 and Legislative Decree No. 385 of 1 September 1993, as amended; and

(b)	in compliance with any other applicable laws and regulations.
Please note that, in accordance with Article 100-bis of the Financial Services Act, the subsequent distribution of the notes on the secondary market in Italy must be made in compliance with the rules on offers of securities to be made to the public provided under the Financial Services Act and the Regulation 11971/1999. Failure to comply with such rules may result, inter alia, in the sale of such notes being declared null and void and in the liability of the intermediary transferring the notes for any damages suffered by the investors.

Korea
The notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the notes have not been and will not be offered, sold or delivered, directly or indirectly, in the Republic of Korea (“Korea”) or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, directly or indirectly, to any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the notes, the notes may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the notes are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the notes, (c) the notes are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant underwriting agreement, subscription agreement, and the offering circular and (e) Loews and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.
United Arab Emirates
The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority (FSRA) or the Dubai Financial Services Authority.

FORWARD-LOOKING STATEMENTS
Investors are cautioned that certain statements contained or incorporated by reference in this prospectus supplement may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include any statement that does not directly relate to any historical or current fact. Forward-looking statements may project, indicate or imply future results, events, performance or achievements, and such statements may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions. In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions taken by us or our subsidiaries are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to a variety of risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those anticipated or projected.
Developments in any of the risks or uncertainties facing us or our subsidiaries, which are more fully described under “Risk Factors” and in the documents incorporated by reference into this prospectus, could cause our results to differ materially from results that have been or may be anticipated or projected. Given these risks and uncertainties, investors should not place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date of this prospectus supplement and, except as required by applicable law, we expressly disclaim any obligation or undertaking to update these statements to reflect any change in our expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.
VALIDITY OF THE NOTES
The validity of the notes will be passed upon for us by Sullivan & Cromwell LLP. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP.
EXPERTS
The financial statements of Loews Corporation as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to Loews Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025, and the effectiveness of Loews Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

LOEWS CORPORATION
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Subscription Rights
Purchase Contracts
Units
Loews Corporation may offer from time to time debt securities, preferred stock, common stock, depositary shares, warrants, subscription rights, purchase contracts or units. We will provide the terms of these securities in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

Investing in these securities involves risks. See “Risk Factors” beginning on page 15 of our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, and the risk factors included in our other periodic reports and in prospectus supplements relating to specific offerings of securities that we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 7, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. We will provide the terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. We urge you to read both this prospectus and any prospectus supplement together with additional information described in the section entitled “Where You Can Find More Information.”
In this prospectus, the words “we,” “us,” “our,” and “Loews” refer to Loews Corporation, and “our board of directors” refers to the board of directors of Loews Corporation.
FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).
These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” or similar expressions.
Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we distribute this prospectus.
ii

LOEWS CORPORATION
We are a holding company. Our consolidated subsidiaries are engaged in the following lines of business:
•	commercial property and casualty insurance (CNA Financial Corporation (“CNA”), an approximately 92% owned subsidiary);
•	transportation and storage of natural gas and natural gas liquids (Boardwalk Pipeline Partners, LP (“Boardwalk Pipelines”), a wholly owned subsidiary); and
•	operation of a chain of hotels (Loews Hotels Holding Corporation (“Loews Hotels & Co”), a wholly owned subsidiary).
We also own approximately 53% of Altium Packaging LLC (“Altium Packaging”), an unconsolidated subsidiary, which is engaged in the manufacture of rigid plastic packaging solutions.
CNA. CNA is an insurance holding company. CNA’s property and casualty and remaining life and group insurance operations are primarily conducted by Continental Casualty Company, The Continental Insurance Company, Western Surety Company, CNA Insurance Company Limited, Hardy Underwriting Bermuda Limited and its subsidiaries and CNA Insurance Company (Europe) S.A. CNA accounted for 83.6%, 84.6% and 81.2% of our consolidated total revenue for the years ended December 31, 2023, 2022 and 2021.
Boardwalk Pipelines. Boardwalk Pipelines is engaged in the business of transportation and storage of natural gas and natural gas liquids and hydrocarbons. Boardwalk Pipelines also provides ethane supply and transportation services for industrial customers in Louisiana and Texas. Boardwalk Pipelines accounted for 10.3%, 10.3% and 9.2% of our consolidated total revenue for the years ended December 31, 2023, 2022 and 2021.
Loews Hotels & Co. Loews Hotels & Co operates a chain of 25 hotels. Eleven of these hotels are owned by Loews Hotels & Co, twelve are owned by joint ventures in which Loews Hotels & Co has noncontrolling equity interests and two are managed for unaffiliated owners. Loews Hotels & Co’s earnings are derived from the operation of its owned hotels, its share of earnings in joint venture hotels and hotel management fees earned from both joint venture and managed hotels. Loews Hotels & Co accounted for 5.4%, 5.1% and 3.3% of our consolidated total revenue for the years ended December 31, 2023, 2022 and 2021.
Altium Packaging. Altium Packaging is a packaging solutions provider and manufacturer in North America. The business specializes in customized mid- and short-run packaging solutions, serving a diverse customer base in the pharmaceutical, dairy, household chemicals, food/nutraceuticals, industrial/specialty chemicals, water and beverage/juice industries. Altium Packaging develops, manufactures and markets a wide range of extrusion blow-molded and injection molded plastic containers. In addition, Altium Packaging manufactures commodity and differentiated plastic resins from recycled plastic materials.
We derive substantially all of our income and cash flow from our subsidiaries. We rely upon our invested cash balances and distributions from our subsidiaries to generate the funds necessary to meet our obligations and to declare and pay any dividends to holders of our common stock. Our subsidiaries are separate and independent legal entities and have no obligation, contingent or otherwise, to make funds available to us, whether in the form of loans, dividends or otherwise. The ability of our subsidiaries to pay dividends is subject to, among other things, the availability of sufficient earnings and funds in such subsidiaries, applicable state laws, including in the case of the insurance subsidiaries of CNA, laws and rules governing the payment of dividends by regulated insurance companies, and their compliance with covenants in their respective loan agreements. Claims of creditors of our subsidiaries will generally have priority as to the assets of such subsidiaries over our claims and those of our creditors and shareholders. We are not responsible for the liabilities and obligations of our subsidiaries and there are no parent company guarantees.
Our principal executive offices are located at 9 West 57th Street, New York, New York 10019-2714. Our telephone number is (212) 521-2000.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial documents retrieval services, at our website (www.loews.com) and at the SEC’s website (www.sec.gov). Information on our website is not incorporated into this prospectus or our other SEC filings and is not a part of this prospectus or those filings.
The SEC allows us to “incorporate by reference” the information that we file with them into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC, including our annual, quarterly and current reports. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is modified or superseded by information contained in this prospectus or any other subsequently filed document. The information incorporated by reference is an important part of this prospectus and any accompanying prospectus supplement. All documents filed (but not those that are furnished) by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part and, with respect to any offering of securities pursuant hereto prior to the termination of such offering, will be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, any accompanying prospectus supplement and any previously filed document.
The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:
•	Annual Report on Form 10-K for the year ended December 31, 2023; and
•
The section entitled “Description of Common Stock” in our Report on Form 8-A, filed with the SEC pursuant to the Exchange Act, as updated by Exhibit 4.01 to our Annual Report on Form 10-K for the year ended December 31, 2019.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to Loews Corporation, 9 West 57th Street, New York, New York 10019-2714, Attention: Corporate Secretary (telephone: (212) 521-2000).
No person is authorized to give any information or represent anything not contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus. We are only offering the securities in places where sales of those securities are permitted. The information contained in this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus, as well as information incorporated by reference herein, is current only as of the date of that information. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS
Unless otherwise specified in connection with a particular offering of securities, the net proceeds from the sale of the securities offered by this prospectus will be used for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes certain general terms and provisions of the debt securities. The debt securities will constitute either unsecured senior debt or unsecured subordinated debt. We will issue debt securities that will be senior debt under an indenture dated as of March 1, 1986 between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank N.A. (formerly The Chase Manhattan Bank, National Association)), as trustee, as supplemented by a first supplemental indenture on March 30, 1993 and a second supplemental indenture on February 18, 1997 (as supplemented, the “senior indenture”). We will issue debt securities that will be subordinated debt under an indenture dated as of December 1, 1985 between us and The Bank of New York Mellon (as successor to Manufacturers Hanover Trust Company), as the trustee, as supplemented by a first supplemental indenture on February 18, 1997, a second supplemental indenture on February 18, 1997 and a third supplemental indenture on September 16, 1997 (as supplemented, the “subordinated indenture”). This prospectus refers to the senior indenture and the subordinated indenture individually as the “indenture” and collectively as the “indentures.” The term “trustee” refers to the trustee under each indenture, as appropriate.
The indentures are subject to and governed by the Trust Indenture Act of 1939. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated indenture. The following summary of the material provisions of the indentures and the debt securities is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the indentures, each of which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture that is applicable to you because it, and not the summary below, defines your rights as a holder of debt securities. You can obtain copies of the indentures by following the directions described in the section entitled “Where You Can Find More Information.”
In the summary below, we have included references to section numbers of the indentures so that you can easily locate those provisions. Unless otherwise noted, the referenced section numbers are the same in each indenture. Capitalized terms used in the summary below have the meanings specified in the indentures. The referenced sections of the indentures and the definitions of capitalized terms are incorporated by reference in the following summary.
General
The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated in right of payment to our “Senior Indebtedness.” For additional information, see “Subordination” below. As of December 31, 2023, approximately $1.8 billion aggregate principal amount of Loews’s existing debt would have ranked senior to the subordinated debt securities and equally with the senior debt securities. As of December 31, 2023, none of Loews’s existing debt would have been subordinated to the senior debt securities and have ranked equally with the subordinated debt securities. The indentures do not limit the amount of debt, either secured or unsecured, which may be issued by us under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Debt securities sold at an original issue discount may bear no interest or interest at a rate which is below market rates.
Since Loews is a holding company, the right of Loews, and hence the rights of the creditors and shareholders of Loews, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is accordingly subject to prior claims of creditors of the subsidiary, except to the extent that claims of Loews itself as a creditor of the subsidiary may be recognized. As of December 31, 2023, Loews’s subsidiaries had approximately $7.3 billion aggregate principal amount of debt outstanding. The indentures do not prohibit us or our subsidiaries from incurring debt or agreeing to limitations on their ability to pay dividends or make other distributions to us.
The applicable prospectus supplement or free writing prospectus, as the case may be, relating to a series of debt securities will describe the terms of such debt securities being offered, including (to the extent such terms are applicable to such debt securities):
•	classification as senior or unsubordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;

•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	designation, aggregate principal amount, authorized denominations and currency or currency unit;
•	date of maturity;
•
currency or currency units, if other than currency of the United States, for which such debt securities may be purchased and in which principal of, premium, if any, and any interest will or may be payable;

•	interest rate or rates (and the manner of calculation thereof), if any;
•	the times at which any such interest will be payable and the record dates for the interest payments;
•	the place or places where the principal and interest, if any, will be payable;
•	any redemption provisions, including, if applicable, the terms of any optional make-whole redemption provisions;
•	any prepayment or sinking fund provisions;
•
whether and under what circumstances we will pay additional amounts on such debt securities held by a person who is not a “U.S. person” in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•
whether and under what circumstances we may from time to time, without the consent of holders of debt securities, issue additional debt securities, having the same ranking and the same interest rate, maturity and other terms as the debt securities being offered, except for the issue price and issue date and, in some cases, the first interest payment date, whereby such additional securities will, together with the then outstanding debt securities, constitute a single class of debt securities under the indentures, and will vote together on matters under the senior indenture;

•	United States federal income tax consequences;
•	any listing on a securities exchange;
•	whether and under what circumstances we will issue the debt securities in whole or in part as Global Securities as described below under “—Global Securities;”
•	applicable conversion or exchange privileges; and
•
any other specific terms of the offered debt securities, including any additional events of default, covenants, or other terms which may be required by or advisable under United States laws or regulations or otherwise.

For purposes of this prospectus, “U.S. person” means a citizen, national or resident of the United States of America, its territories, possessions and all areas subject to its jurisdiction (the “United States”), a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust, the income of which is subject to United States federal income tax regardless of its source.
Debt securities may be presented for exchange, and registered debt securities may be presented for transfer, in the manner, at the places and subject to the restrictions set forth in the debt securities and as summarized in the applicable prospectus supplement or free writing prospectus. Such services will be provided without charge, other than any tax or other governmental charge payable in connection with such exchange or transfer, but subject to the limitations provided in the applicable indenture.

Optional Make-Whole Redemption of Debt Securities
Unless otherwise specified in connection with any particular offering of debt securities, we may redeem any such debt securities in whole at any time or in part from time to time, at our option, at a make-whole redemption price equal to the greater of:
(1)	100% of the principal amount of the debt securities being redeemed; and
(2)
the sum of the present values of the remaining scheduled payments of the principal and interest (other than interest accruing to the date of redemption) on the debt securities being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus a spread as indicated in the applicable prospectus supplement or free writing prospectus, as calculated by a Reference Treasury Dealer.

In each case, we will pay accrued interest on the principal amount of the debt securities being redeemed to the redemption date.
“Comparable Treasury Issue” means, with respect to the particular series of debt securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the debt securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such debt securities.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.
“Reference Treasury Dealer” means any entity that is a primary U.S. Government securities dealer in New York City and that is selected by us.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the debt securities being redeemed.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
If we elect to redeem less than all of a series of debt securities, then the trustee will select the particular debt securities of that series to be redeemed in a manner it deems appropriate and fair.
Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the series of debt securities to be redeemed. The notice of redemption for a series of debt securities will state, among other things, the amount of debt securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of the debt securities to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities of that series or the portions called for redemption.

Subordination
The indebtedness represented by the subordinated debt securities is subordinated in right of payment to existing and future “Senior Indebtedness,” as described in the subordinated indenture and any accompanying prospectus supplement or free writing prospectus (Section 1301 of the subordinated indenture). The term “Senior Indebtedness” means:
•
all indebtedness for money borrowed incurred by us, unless the terms of the instrument or instruments by which such indebtedness is incurred or created expressly provide that such indebtedness is subordinate to the subordinated debt securities or that such indebtedness is not superior in right of payment to the subordinated debt securities;

•
any other indebtedness, obligation or liability incurred by us (including any guaranty, endorsement or other contingent obligation of ours in respect of, or to purchase, or otherwise acquire, any obligation of another), direct or indirect, absolute or contingent, or matured or unmatured, which is specifically designated by us as Senior Indebtedness in the instruments evidencing such indebtedness, obligation or liability at the time of its issuance or incurrence; or

•	any deferral, renewal or extension of any of the foregoing (Section 101 of the subordinated indenture).
By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) the holders of subordinated debt securities will be required to pay over their share of such distribution in respect of the subordinated debt securities to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness, and may recover more, ratably, than holders of subordinated debt securities (Section 1301 of the subordinated indenture).
Conversion and Exchange
The terms, if any, on which debt securities of any series will be convertible into or exchangeable for our common stock, our preferred stock, another series of our debt securities, other securities, property or cash, or a combination of any of the foregoing, will be summarized in the applicable prospectus supplement or free writing prospectus, as the case may be, relating to such series of debt securities. Such terms may include provisions for conversion or exchange, either on a mandatory basis, at the option of the holder, or at our option, in which the number of shares or amount of our common stock, our preferred stock, another series of our debt securities, other securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement or free writing prospectus.
Global Securities
Debt securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depository (the “Depository”) identified in applicable prospectus supplement or free writing prospectus, as the case may be, relating to such series. Unless otherwise specified by us, the Depository will be The Depository Trust Company, New York, New York. Global Securities may be issued only in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities that it represents, a Global Security may not be transferred except as a whole by the Depository for such Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by the Depository or any nominee of such Depository to a successor Depository or any nominee of such successor.
The specific terms of the depository arrangement with respect to a series of debt securities will be summarized in the applicable prospectus supplement or free writing prospectus, as the case may be, relating to such series. We anticipate that the following provisions will generally apply to depository arrangements.
Upon the issuance of a Global Security, the Depository for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such Global Security to the accounts of persons that have accounts with the Depository (“Participants”). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depository or its nominee (with respect to interests of Participants) and records of Participants (with respect to interests of persons who hold through Participants).
So long as the Depository for a Global Security or its nominee is the registered owner of such Global Security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities of such series in definitive form and will not be considered the owners or holders of such debt securities under the applicable indenture.
Payments of principal of and any premium and any interest on individual debt securities represented by a Global Security registered in the name of a Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the Global Security representing such debt securities. None of Loews, the trustee, any paying agent or the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the Depository for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such debt securities, immediately will credit Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such debt securities as shown on the records of such Depository or its nominee. We also expect that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such Participants.
If a Depository for a series of debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the Global Security representing such series of debt securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement or free writing prospectus, as the case may be, relating to such series of debt securities, determine not to have any debt securities of such series represented by one or more Global Securities and, in such event, will issue individual debt securities of such series in exchange for the Global Security or Securities representing such series of debt securities. Individual debt securities of such series so issued will be issued in denominations, unless otherwise specified by us, of $2,000 and integral multiples thereof.
Defeasance
At our option, either (a) we will be Discharged (as defined below) from any and all obligations in respect of any series of debt securities or (b) we will cease to be under any obligation to comply with the restriction on our ability to merge, consolidate or sell assets set forth in the applicable indenture, in either case if we deposit irrevocably with the trustee, in trust, specifically for the benefit of the holders of such series, money or U.S. Government Obligations (as defined below) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient (in the written opinion of a nationally recognized firm of independent accountants in the case of U.S. Government Obligations or a combination of money and U.S. Government Obligations) to pay all the principal of (including any sinking fund payments or analogous obligations), and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such series of debt securities. To exercise such option, we are required to deliver to the trustee an opinion of nationally recognized tax counsel to the effect that holders of the debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax in the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred.

The term “Discharged” is defined to mean that we are deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the debt securities of such series and to have satisfied all the obligations under the indenture relating to the debt securities of such series, except for:
•
the rights of holders of the debt securities of such series to receive, from the trust fund described above, payment of the principal of and the interest on the debt securities of such series when such payments are due,

•
our obligations with respect to the debt securities of such series with respect to registration, transfer, exchange, replacement of mutilated, destroyed, lost and stolen certificates, maintenance of a paying office and holding money in trust, and

•	the rights, powers, trusts, duties and immunities of the trustee under the applicable indenture.
The term “U.S. Government Obligations” is defined to mean securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) are not callable or redeemable at the option of the issuer thereof, and also includes a depositary receipt issued by a bank or trust company, as custodian with respect to any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the
U.S. Government Obligations evidenced by such depository receipt (Section 1402 of the senior indenture; Section 1502 of the subordinated indenture).
Modification of the Indentures
Modifications and amendments of either indenture may be made by us and the trustee with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:
•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;
•	reduce the principal amount of or interest on, or any premium payable upon redemption of, any debt security;
•	change certain other terms related to waiver of defaults or covenants; or
•
reduce the percentage of the principal amount of the outstanding debt security of any series, the consent of whose holders is required to modify or amend the applicable indenture or waive compliance with, or consent to certain defaults under, the provisions of such indenture (Section 902).

Our board of directors does not have the power to waive any of the covenants of either indenture, including those relating to consolidation, merger or sale of assets.
Events of Default, Notice and Waiver
The following will be “Events of Default” with respect to any particular series of the debt securities:
•	default in any payment of interest on such series when due, continued for 30 days;
•	default in any payment of principal and premium, if any, of, or sinking fund installment on, such series when due;
•
default in the performance, or breach, of any covenant or warranty of ours applicable to such series continued for 60 days after written notice to us by the trustee or the holders of at least 25% in principal amount of such series;

•
default resulting in the acceleration of any indebtedness of ours for money borrowed in excess of $100,000,000 under the terms of the instrument under which such indebtedness is or may be outstanding, if such acceleration is not rescinded or annulled within 10 days after notice to us by the trustee or the holders of at least 25% in principal amount of such series; and

•	certain events of bankruptcy, insolvency or reorganization (Section 501)
No Event of Default with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities (Section 501).
The trustee will, within 90 days after the occurrence of any default with respect to any series of the debt securities, give to the holders thereof notice of such default known to the trustee, unless such default has been cured or waived (the term default for this purpose means any event which is, or after notice or lapse of time, or both, would become, an Event of Default); provided that, except in the case of a default in the payment of principal of (or premium, if any) or interest on any of such series of debt securities or in the payment of any sinking fund installments, the trustee will be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of that series (Section 602).
We will be required to furnish to the trustee each year a statement as to the compliance by us with the terms, provisions and conditions of the applicable indenture (Section 1004).
The holders of a majority in principal amount of the outstanding debt securities of any series may, in respect of such series, waive certain defaults and may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture (Sections 512, 513). The trustee has the right to decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would be unjustly prejudicial to the holders of debt securities of such series not joining in any such direction or would involve the trustee in personal liability. Each indenture provides that in case an Event of Default occurs and is continuing with respect to any series of the debt securities, the trustee will be required to exercise any of its rights and powers under such indenture with the degree of care and skill such as a prudent man would exercise in the conduct of his own affairs (Section 601). Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the direction of any of the holders of such debt securities unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by the trustee in complying with such direction (Section 603).
If an Event of Default occurs and is continuing with respect to the debt securities of any series, the trustee or the holders of at least 25% in principal amount of such series may declare such series due and payable (Section 502).
Each indenture provides that no holder of debt securities of any series may institute any action against us under such indenture (except actions for payment of overdue principal or interest or premium, if any) unless the holders of at least 25% in principal amount of such series have requested the trustee to institute such action and have offered the trustee reasonable indemnity, and the trustee has not instituted such action within 60 days of such request (Section 507).
Consolidation, Merger or Sale of Assets
We may not consolidate with or merge into any other corporation or sell our assets substantially as an entirety, unless:
•
the corporation formed by such consolidation or into which we are merged or the corporation which acquires our assets is organized in the United States and expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the debt securities, if any, issued under the applicable indenture and the performance of every covenant of such indenture to be performed by us, and

•	immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, has happened and is continuing.

Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which we are merged or to which such sale is made, will succeed to, and be substituted for, us under such indenture (Sections 801, 802).
Other than the covenants described above, or as set forth in any accompanying prospectus supplement or applicable free writing prospectus, as the case may be, the indentures and the debt securities do not contain any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.
Concerning the Trustee
We and the trustee may from time to time engage in normal and customary banking transactions.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to any applicable supplemental indenture or form of debt security, which will be filed with the SEC. For more information on how you can obtain copies of any supplemental indenture or form of debt security if we issue debt securities, please see the section entitled “Where You Can Find More Information.” We urge you to read the applicable supplemental indenture or form of debt security and any applicable prospectus supplement in their entirety.

DESCRIPTION OF CAPITAL STOCK
The following description of certain terms of our capital stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the Delaware General Corporation Law. Our certificate of incorporation and our by-laws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part. For more information on how you can obtain our certificate of incorporation and by-laws, please see the section entitled “Where You Can Find More Information.” We urge you to read our certificate of incorporation and by-laws in their entirety. The following description of our common stock updates any description thereof contained in any document incorporated by reference herein.
General
Our certificate of incorporation provides that we are authorized to issue 1,900,000,000 shares of capital stock, consisting of 100,000,000 shares of preferred stock, par value $0.10 per share, and 1,800,000,000 shares of common stock, par value $0.01 per share. As of February 2, 2024, we had outstanding 222,201,139 shares of common stock and no shares of preferred stock.
Although our board of directors has no intention at the present time of doing so, it could issue common stock, warrants or a series of preferred stock that could, depending on the terms of such securities, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based on its judgment as to the best interests of us and our shareholders. Our board of directors, in so acting, could issue securities having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their stock over the then-current market price of the stock.
Preferred Stock
The following description of certain terms of the preferred stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, the applicable provisions of the Delaware General Corporation Law and the certificate of designations that relates to the particular series of preferred stock, which will be filed with the SEC at or prior to the time of the sale of the related preferred stock. Certain terms of any series of preferred stock offered by any prospectus supplement will be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below. If there are differences between the prospectus supplement relating to a particular series and this prospectus, the prospectus supplement will control. For more information on how you can obtain our certificate of incorporation and any applicable certificate of designations, please see the section entitled “Where You Can Find More Information.” We urge you to read our certificate of incorporation and any applicable certificate of designations in their entirety.
General. The board of directors is authorized to establish and designate series of preferred stock and to fix the number of shares and the relative rights, preferences and limitations of the respective series of preferred stock. The terms of a particular series of preferred stock may differ, among other things, in:
•	the designation and number of shares comprising such series;
•	the dividends, if any, which shall be payable on the shares of such series and any preferences and other terms and conditions applicable thereto;
•	any rights and preferences of the holders of the shares of such series upon the liquidation, dissolution, or winding up of our affairs, or upon any distribution of our assets;
•	the full, limited or special voting rights, if any, of the shares of such series, in addition to voting rights provided by law, and the terms and conditions applicable thereto;
•
any provision with respect to the conversion of the shares of such series into, or the exchange of such shares for, shares of any other class or classes, or of any other series of any class, of our capital stock and/or any other property or cash, and the terms and conditions applicable to any such conversion or exchange;

•	any provision with respect to the redemption, purchase, or retirement of such shares and the terms and conditions applicable thereto;
•	any provision with respect to the issuance of additional shares of such series or of any other class or series on a parity with or superior to the shares of such series; and
•
any other relative, participating, optional or special powers, preferences, or rights of, and any other qualifications, limitations, or restrictions with respect to, the shares of such series as our board of directors may deem advisable.

Unless otherwise specifically set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock, all shares of preferred stock will be of equal rank, preference and priority as to dividends; when the stated dividends are not paid in full, the shares of all series of the preferred stock will share ratably in any payment thereof; and upon liquidation, dissolution or winding up, if assets are insufficient to pay in full all preferred stock, then such assets shall be distributed among the holders ratably.
Since we are a holding company, our right, and hence the right of our creditors and shareholders, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that our claims as a creditor of such subsidiary may be recognized.
Dividend Rights. Except as may be set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock, the holders of preferred stock will be entitled to receive, but only when and as declared by our board of directors out of funds legally available for that purpose, cash dividends at the rates and on the dates set forth in the certificate of designations, and summarized in the prospectus supplement relating to a particular series of preferred stock, and no more, payable quarterly. Such rate may be fixed or variable. Each such dividend will be payable to the holders of record as they appear on our stock books on such record dates as will be fixed by our board of directors or a duly authorized committee thereof. Dividends payable on the preferred stock for any period less than a full quarter will be computed on the basis of the actual number of days elapsed over a 360 day year and for a period of a full calendar quarter, will be computed on the basis of a 360 day year consisting of twelve 30-day months. Except as may be set forth in the prospectus supplement relating to a series of preferred stock, such dividends will be payable from, and will be cumulative from, the date of original issue of each share, so that, if in any quarterly dividend period (being the period between such dividend payment dates), dividends at the rate or rates as set forth in the certificate of designations, and summarized in the prospectus supplement, relating to such series of preferred stock have not been declared and paid or set apart for payment on all outstanding shares of preferred stock for such quarterly dividend period and all preceding quarterly dividend periods from and after the first day from which dividends are cumulative, then the aggregate deficiency will be declared and fully paid or set apart for payment, but without interest, before any dividends are declared or paid or set apart for payment on our common stock by us. After payment in full of all dividend arrearages on the preferred stock, dividends on our common stock may be declared and paid out of funds legally available for that purpose as our board of directors may determine.
Redemption. We will have such rights, if any, to redeem shares of preferred stock, and the holders of preferred stock will have such rights, if any, to cause us to redeem shares of preferred stock, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.
Conversion or Exchange. The holders of preferred stock will have such rights, if any, to convert such shares into or to exchange such shares for, shares of any other class or classes, or of any other series of any class, of our capital stock and/or any other property or cash, as may be set forth in the certificate of designations, and summarized in the prospectus supplement, relating to a series of preferred stock.
Voting Rights. The holders of preferred stock will have such voting rights as required by applicable law and as may be set forth in the certificate of designations, and summarized in the prospectus supplement relating to a series of preferred stock.

Liquidation Rights. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of preferred stock will have such preferences and priorities, if any, with respect to distribution of our assets or the proceeds thereof as may be set forth in the certificate of designations and summarized in the prospectus supplement relating to a series of preferred stock.
Miscellaneous. The initial transfer agent, dividend disbursing agent and registrar for the preferred stock will be identified in the applicable prospectus supplement. The holders of preferred stock will not have any preemptive rights to purchase or subscribe for any shares of any class or other securities. When issued and paid for, the preferred stock will be fully paid and nonassessable. The certificate of designations setting forth the provisions of each series of preferred stock will become effective after the date of the applicable prospectus supplement but on or before issuance of the related series of preferred stock.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable certificate of designations which will be filed with the SEC. For more information on how you can obtain copies of any certificate of designations if we issue preferred stock, please see the section entitled “Where You Can Find More Information.” We urge you to read the applicable certificate of designations and any applicable prospectus supplement in their entirety.
Common Stock
The following description of certain rights of our common stock does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, our by-laws and the applicable provisions of the Delaware General Corporation Law.
Voting Rights. Holders of our common stock are entitled to one vote for each share of common stock they hold on all matters voted on by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of our preferred stock or any other class of our common stock hereafter created, the holders of our common stock possess all voting power of our capital stock.
Elections of directors are decided by a majority of the votes cast by holders of capital stock entitled to vote thereon in person or by proxy at a meeting, so long as a quorum is present, except that (i) contested elections of directors are decided by a plurality of votes cast by holders of shares of capital stock entitled to vote thereon, and (ii) newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason may be filled by vote of a majority of the directors then in office, although less than a quorum, at any meeting of the board of directors, or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of the shareholders called for that purpose. Except as provided by the Delaware General Corporation Law, all other matters to be voted upon by shareholders are decided by a majority of the votes cast by holders of shares of our capital stock entitled to vote thereon in person or by proxy at a meeting, so long as a quorum is present.
Dividends and Liquidation Rights. Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors hereafter, the holders of common stock are entitled to such dividends as may be declared from time to time by our board of directors from funds available therefor, and, upon liquidation, holders of our common stock will share ratably in the funds remaining for distribution to our common shareholders.
Miscellaneous. The outstanding shares of common stock are, and any shares of common stock offered hereby upon issuance and payment therefor will be, fully paid and nonassessable. The common stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.
The common stock is listed for trading on the New York Stock Exchange under the ticker symbol “L.”
The transfer agent and registrar for the common stock is Computershare, P.O. Box 43006, Providence, Rhode Island 02940-3006 (telephone: (800) 358-9151).

Anti-Takeover Considerations
The Delaware General Corporation Law, our certificate of incorporation and our by-laws contain provisions which could serve to discourage or to make more difficult a change in control of us without the support of our board of directors or without meeting various other conditions.
State Takeover Legislation
Section 203 of the Delaware General Corporation Law, in general, prohibits a business combination between a corporation and an interested shareholder within three years of the time such shareholder became an interested shareholder, unless (a) prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder, (b) upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (c) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a shareholders’ meeting of at least 66 2/3 % of the outstanding voting stock which is not owned by the interested shareholder. The restrictions of Section 203 of the Delaware General Corporation Law do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203 of the Delaware General Corporation Law or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 shareholders. We have elected not to be governed by Section 203 of the Delaware General Corporation Law.
Rights of Dissenting Shareholders
Delaware law does not afford appraisal rights in a merger transaction to holders of shares that are either listed on a national securities exchange or held of record by more than 2,000 shareholders, provided that such shares will be converted into stock of the surviving corporation or another corporation, which corporation in either case must also be listed on a national securities exchange or held of record by more than 2,000 shareholders. In addition, Delaware law denies appraisal rights to shareholders of the surviving corporation in a merger if the surviving corporation’s shareholders were not required to approve the merger.
Shareholder Action
Delaware law provides that, unless otherwise stated in the certificate of incorporation, any action which may be taken at an annual meeting or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing is signed by the holders of the outstanding stock having not less than the minimum number of votes necessary to authorize the action at a meeting of shareholders. Our certificate of incorporation does not provide otherwise and thus permits action by written consent.
Meetings of Shareholders
Our by-laws provide that special meetings of the shareholders may be called at any time by the board of directors, the chairman of the board or the president or upon the written request of holders of a majority of the shares of our capital stock entitled to vote in an election of directors.
Cumulative Voting
Delaware law permits shareholders to cumulate their votes and either cast them for one candidate or distribute them among two or more candidates in the election of directors only if expressly authorized in a corporation’s certificate of incorporation. Our certificate of incorporation does not authorize cumulative voting.
Removal of Directors
Delaware law provides that, except in the case of a classified board of directors or where cumulative voting applies (if less than the entire board of directors is to be removed), a director, or the entire board of directors, of a corporation may be removed, with or without cause, by the affirmative vote of a majority of the shares of the corporation entitled to vote at an election of directors.

Our by-laws provide that any or all of the directors may be removed, with or without cause, by vote of the shareholders.
Vacancies
Delaware law provides that vacancies and newly created directorships resulting from a resignation or any increase in the authorized number of directors elected by all of the shareholders having the right to vote as a single class may be filled by a majority of the directors then in office, unless the governing documents of a corporation provide otherwise.
Our by-laws provide that newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason, may be filled by vote of a majority of the directors then in office, although less than a quorum, at any meeting of the board of directors or may be elected by a plurality of the votes cast by the holders of shares of capital stock entitled to vote in the election at a special meeting of the shareholders called for that purpose.
No Preemptive Rights
Holders of common stock do not have any preemptive rights to subscribe for any additional shares of capital stock or other obligations convertible into or exercisable for shares of capital stock that Loews may issue in the future.

DESCRIPTION OF DEPOSITARY SHARES
We may issue depositary shares representing fractional interests in shares of preferred stock or other securities of ours or third parties. The applicable prospectus supplement will include a description of the material terms of any depositary shares.
The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable deposit agreement, which will be filed with the SEC. For more information on how you can obtain copies of any deposit agreement if we issue depositary shares, please see the section entitled “Where You Can Find More Information.” We urge you to read the applicable deposit agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt securities, preferred stock, common stock or other securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.
The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering and a description of the material provisions of the applicable warrant agreement. These terms will include some or all of the following:
•	the title of the warrants;
•	the aggregate number of warrants offered;
•
the securities, and the designation, number, and terms of the securities and the procedures by which those numbers may be adjusted, or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if applicable, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated and payable;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other specific terms of the warrants.
The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC. For more information on how you can obtain copies of any warrant agreement if we issue warrants, please see the section entitled “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase debt securities, preferred stock, common stock or other securities of ours or third parties. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any issuance of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
•	the price, if any, for the subscription rights;
•	the exercise price payable for each share of debt securities, preferred stock, common stock or other securities upon the exercise of the subscription rights;
•	the number of subscription rights issued to each shareholder;
•	the number and terms of the shares of debt securities, preferred stock, common stock or other securities which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we issue subscription rights. For more information on how you can obtain copies of any subscription rights certificate if we issue subscription rights, please see the section entitled “Where You Can Find More Information.” We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders, at a future date or dates, to purchase from or sell to us:
•
debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as described in the applicable prospectus supplement;

•	currencies; or
•	commodities.
The price and quantity of such securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts, as described in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as described in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations under the contract when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
The description in the applicable prospectus supplement of any purchase contracts will not necessarily be complete and will be qualified in its entirety by reference to the applicable purchase contract agreement, which will be filed with the SEC if we issue purchase contracts. For more information on how you can obtain copies of any purchase contract agreement if we issue purchase contracts, please see the section entitled “Where You Can Find More Information.” We urge you to read the applicable purchase contract agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
We may issue units consisting of one or more debt securities, shares of preferred stock, shares of common stock, depositary shares, warrants, subscription rights or purchase contracts or any combination of such securities. The applicable prospectus supplement will describe specific terms of the offering, including:
•	the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.
The description in the applicable prospectus supplement of any units will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we issue units. For more information on how you can obtain copies of any unit agreement if we issue units, please see the section entitled “Where You Can Find More Information.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•	directly to purchasers;
•	through agents;
•	to or through underwriters or dealers; or
•	through a combination of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;
•
enter into option or other types of transactions that require us to deliver common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or

•
loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or free writing prospectus, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus, as the case may be.
A prospectus supplement with respect to each series of securities will disclose:
•	the terms of the offering of the securities;
•	the method of distribution, including the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•	any delayed delivery arrangements;

•	any initial public offering price;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;
•	at prices related to the prevailing market prices; or
•	at negotiated prices.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or free writing prospectus, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or free writing prospectus, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial public offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or free writing prospectus, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. Dealers may then resell such securities to the public either at varying prices to be determined by the dealers or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock, which is listed for trading on the New York Stock Exchange. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intended to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock or warrants on any securities exchange; any such listing with respect to any particular debt securities, preferred stock or warrants will be described in an applicable prospectus supplement or free writing prospectus.
In connection with any offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.
Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
Fees and Commissions
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer shall be fair and reasonable.
LEGAL MATTERS
Unless otherwise specified in connection with the particular offering of any securities, the validity of the securities offered by this prospectus will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The financial statements and the related financial statement schedules of Loews Corporation, incorporated by reference in this Prospectus, and the effectiveness of Loews Corporation's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements and financial statement schedules are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

$500,000,000
Loews Corporation
4.940% Senior Notes due 2036

Prospectus Supplement
February 10, 2026
Joint Lead Book-Running Managers

J.P. Morgan	Barclays	MUFG	Wells Fargo Securities
BofA Securities	Citigroup	Truist Securities	US Bancorp

Co-Managers

Regions Securities LLC	SMBC Nikko	Comerica Securities